SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------


                                   Form 8-K/A


                                 CURRENT REPORT
  Filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                February 26, 1999
                                -----------------
                 Date of Report (Date of earliest event report)


                          Commission File Number 1-302


                             ARVIN INDUSTRIES, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

              Indiana                                      35-0550190
              -------                                      ----------
  (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                      Identification No.)


    One Noblitt Plaza, Box 3000
    ---------------------------
           Columbus, IN                                    47202-3000
           ------------                                    ----------
(Address of principal executive offices)                   (Zip Code)




                                  812-379-3000
                                  ------------
               (Registrant's telephone number including area code)



                                 AMENDMENT No. 1

Item 7.  Financial Statements and Exhibits


As previously reported in a Current Report on Form 8-K, dated February 26, 1999 and filed with the Securities and Exchange Commission on March 12, 1999, the registrant acquired the Purolator Products automotive filter business from Mark IV Industries, Inc. on February 26, 1999. In connection therewith, the registrant hereby files the following financial statements and reports regard-ing Purolator Products:

a)  Financial statements of businesses acquired:

      o Report of PricewaterhouseCoopers, LLP
      o Combined balance sheet as of January 31, 1999
      o Combined statement of income and net assets for the 11-month period ended January 31, 1999
      o Combined statement of cash flows for the 11-month period ended January 31, 1999
      o Notes to combined financial statements
      o Consent of Independent Accountants


b)  Pro Forma Financial Information:

      o Combined Statement of Financial Condition as of January 3, 1999
      o Combined Statement of Operations for the Year Ended Juanuary 3, 1999
      o Notes to Pro Forma Combined Financial Statements

Item 7(a) Financial Statements of Businesses Acquired














                      PUROLATOR AUTOMOTIVE FILTER BUSINESS

                          COMBINED FINANCIAL STATEMENTS

                               AT JANUARY 31, 1999

                   AND FOR THE ELEVEN-MONTH PERIOD THEN ENDED

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------





To the Management of the Purolator Automotive Filter Business


In our opinion, the accompanying combined balance sheet and the related com-bined statements of income and net assets and cash flows present fairly, in all material respects, the financial position of the Purolator Automotive
Filter Business (the "Company") as of January 31, 1999, and the results of its operations and its cash flows for the eleven-month period ended January 31, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



                                              PricewaterhouseCoopers LLP






Rochester, New York
May 7, 1999

                  Purolator Automotive Filter Business
                         Combined Balance Sheet
                             January 31, 1999
                         (dollars in thousands)


Assets

Current Assets:

  Cash                                                         $ 400

  Accounts receivable, net                                    52,200

  Inventories, net                                            53,600

  Deferred Taxes                                               7,300

  Other current assets                                         3,900
                                                     ----------------

     Total Current Assets                                    117,400

  Joint-venture investments                                   21,500

  Fixed assets, net                                           99,000

  Cost in excess of net assets acquired                       84,300
                                                     ----------------

     Total Assets                                          $ 322,200
                                                     ================

Liabilities and Net Assets

Current Liabilities:

  Accounts payable                                          $ 18,300

  Note payable                                                 6,300

  Compensation related liabilities                             4,000

  Accrued expenses and other liabilities                       5,600

                                                       ----------------

     Total Current Liabilities                                34,200

   Post-retirement health-care liability                       3,600

   Deferred taxes                                             18,000
                                                     ----------------

     Total Liabilities                                        55,800

    Net Assets                                               266,400
                                                     ----------------

     Total Liabilities and Net Assets                      $ 322,200
                                                     ================





The accompanying notes are an integral part of these financial statements.

                        Purolator Automotive Filter Business
                     Combined Statement of Income and Net Assets
                 For the Eleven-Month Period Ended January 31, 1999
                               (dollars in thousands)



Net sales                                                        $ 314,600
                                                             --------------

Operating costs:

     Cost of products sold (including a repositioning
       charge of $7.4 million)                                     244,300
     Selling and administration                                     38,800
     Research and development                                        4,000
     Depreciation and amortization                                  12,500
                                                             --------------

          Total operating costs                                    299,600
                                                             --------------

     Income before taxes and joint ventures                         15,000

Provision for income taxes                                          (5,500)

Income from joint ventures, net of tax                               1,200
                                                             --------------

          NET INCOME                                                10,700

Net assets at the beginning of the period                          279,200

Cash transfers to parent, net                                      (23,500)
                                                             --------------

          Net assets at the end of the period                    $ 266,400
                                                             ==============




The accompanying notes are an integral part of these financial statements.

                         Purolator Automotive Filter Business
                           Combined Statement of Cash Flows
                  For the Eleven-Month Period Ended January 31, 1999
                                (dollars in thousands)



Cash flows from operating activities:

      Net income                                                  $ 10,700

      Items not affecting cash:

         Depreciation and amortization                              12,500
         Repositioning charge, net of tax                            2,000

      Changes in assets and liabilities:

         Accounts receivable                                         7,700
         Inventory                                                  (2,400)
         Other assets                                                4,200
         Accounts payable and other liabilities                    (14,200)
                                                        -------------------

               Net cash provided by
                 operating activities                               20,500

Cash flows from investing activities, to
  purchase fixed assets                                             (3,100)

Cash flows from financing activities,
  proceeds from long-term debt                                       6,100
                                                        -------------------

               Net cash transferred to parent                     $ 23,500
                                                        ===================





The accompanying notes are an integral part of these financial statements.

                      PUROLATOR AUTOMOTIVE FILTER BUSINESS
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                JANUARY 31, 1999


1. THE PUROLATOR AUTOMOTIVE FILTER BUSINESS AND ITS SIGNIFICANT ACCOUNTING POLICIES

    As of January 31, 1999, Mark IV Industries, Inc. (Mark IV) was the owner of a number of operating divisions and subsidiaries which made up its Purolator Automotive Filter Business (the Filter Business or the Company). Such operating divisions and subsidiaries are as follows:

    >>  Purolator Products Company (PPC)
    >>  Purolator Products NA, Inc.
    >>  Facet Advanced Technology Company
    >>  M-Filter OY
    >>  Foreign Distributors

    The Foreign Distributors represent Filter Business activities in Canada, Italy, Germany and Australia, each operating as a division of a first or second-tier subsidiary of Mark IV.

    On February 26, 1999, all of the above business units were sold by Mark IV (or an affiliate) to Arvin Industries, Inc. (Arvin), or one of its affiliates.

    The accompanying combined balance sheet includes the accounts of the Filter Business as of January 31, 1999, and all significant inter-company transactions have been eliminated. Such combined balance sheet has been prepared in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of such financial statements. It should be recognized that the actual results could differ from those estimates. The Filter Business' significant accounting policies are as follows:

    Concentrations of Credit Risk

    Financial instruments which potentially subject the Company to concentra-tions of credit risk consist principally of its trade accounts receivable. The credit risk associated with such receivables is minimal due to the Company's large customer base and ongoing control procedures which monitor the creditworthiness of customers.

    Inventories

    Inventories are stated at the lower of cost or market, with cost determined primarily on the First-In, First-Out (FIFO) method. Tool crib inventories are expensed as consumed.

    Customer Acquisition Costs

    Non-standard pricing concessions and inventory replacement costs ("lifts") incurred to secure new business are deferred initially and amortized over the related contract term.

                      PUROLATOR AUTOMOTIVE FILTER BUSINESS
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                JANUARY 31, 1999


    Property, Plant and Equipment

    Property, plant and equipment are presented at cost, net of accumulated depreciation. The cost of property, plant and equipment retired or otherwise disposed of, and the accumulated depreciation thereon, are eliminated from the asset and related accumulated depreciation accounts, and any resulting gain or loss is reflected in income. The Filter Business provides for depreciation of plant and equipment primarily on the straight-line method to amortize the cost of such plant and equipment over its useful life.

    Cost in Excess of Net Assets Acquired

    Cost in excess of net assets acquired (goodwill) is amortized on the straight-line method over 40 years. The Company continually evaluates the existence of goodwill impairment on the basis of whether the goodwill is fully recoverable from projected, undiscounted net cash flows of the related business.

    Foreign Currency

    The assets and liabilities of the Filter Business' foreign operations have been translated at exchange rates in effect as of the balance sheet date, and resulting gains and losses have been included as a part of net assets. Foreign currency transactions are included in income as realized.

    Income Taxes

    Mark IV accounts for income taxes under Statement of Financial Accounting Standards No. 109 - Accounting for Income Taxes. This statement requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The Company's provision for income taxes has been calculated on the separate return basis.

2.  REPOSITIONING ACTIVITY

    Prior to January 31, 1999, Mark IV committed to a plan to improve its inventory management practices, consolidate its distribution activities, and make certain other changes to restructure the Filter Business. As a result, the accompanying combined income statement reflects a charge to cost of products sold in the amount of $7.4 million to provide for the cost of such actions, consisting of the following elements (dollars in thousands):

                Inventory valuation                 $3,800
                Warehouse consolidation              2,300
                Facility closure and
                 severance related costs             1,300
                                                     -----
                                                    $7,400
                                                    ======

    The warehouse consolidation costs were incurred in the eleven-month period ended January 31, 1999, and included costs to move product into a new Distribution Center, as well as temporary freight premiums and personnel costs incurred during the transition process. As of January 31, 1999, all such warehouse consolidation efforts had been completed.

                      PUROLATOR AUTOMOTIVE FILTER BUSINESS
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                JANUARY 31, 1999

    The combined balance sheet as of January 31, 1999 reflects reserves to provide for the cost of such actions which have not been completed as of such date. The reserves consist of the $3.8 million inventory valuation adjustment, and the $1.3 million reserve for facility closure and severance related costs, included in accrued expenses.

3.  ACCOUNTS RECEIVABLE

    Accounts receivable are reflected net of an allowance for doubtful accounts of approximately $3.1 million as of January 31, 1999.

4.  INVENTORY

    Inventory consists of the following as of January 31, 1999 (dollars in thousands):

                  Tool crib items                   $    2,100
                  Purchased materials and parts          9,900
                  Work in process                        5,700
                  Finished goods                        39,700
                                                      --------
                           Gross inventory              57,400
                  Valuation reserve                    ( 3,800)
                                                      --------
                           Net inventory              $ 53,600
                                                      ========

5.  CUSTOMER ACQUISITION COSTS

    Deferred customer acquisition costs are included in other current assets, net of their accumulated amortization. The amount of such costs at January 31, 1999 was approximately $1.5 million.

6.  JOINT VENTURES

    The Filter Business has a 50% owned joint-venture interest in Purodenso Company, a U.S.-based manufacturer of automotive filters and other products. The Filter Business also has a 39% interest in Purolator India Limited, a manufacturer of filter products based in India. The investments in these two businesses are accounted for on the equity method in the accompanying combined balance sheet. As of January 31, 1999, Purolator's investments in Purodenso and Purolator India were $17.4 million and $4.1 million, respectively.

7.  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost and consist of the following as of January 31, 1999 (dollars in thousands):

          Land and improvements                          1,700
          Buildings and improvements                    16,300
          Machinery and equipment                      108,700
                                                      --------
           Total property, plant and equipment         126,700
          Less accumulated depreciation                 27,700
                                                      --------
           Property, plant and equipment, net         $ 99,000
                                                      ========

    Depreciation expense was approximately $10.3 million for the eleven-month period ended January 31, 1999.

                      PUROLATOR AUTOMOTIVE FILTER BUSINESS
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                JANUARY 31, 1999


8.  COST IN EXCESS OF NET ASSETS ACQUIRED

    Cost in excess of net assets acquired is presented net of accumulated amortization of approximately $9.9 million at January 31, 1999. Amortization expense was approximately $2.2 million for the eleven-month period ended January 31, 1999.

9.  NOTE PAYABLE

    The Filter Business' M-Filter OY unit, based in Finland, has debt outstanding with Merita Bank in the amount of $6.3 million at January 31, 1999. The indebtedness is a demand line of credit, secured by a guarantee from Mark IV. The guarantee was replaced by Arvin as a part of the sale transaction. The debt bears interest keyed to LIBOR, and amounted to approximately 7.0% as of January 31, 1999.

10. INCOME TAXES

    The Company's income before taxes was generated primarily in the United States. The related provision for income taxes for the eleven-month period ended January 31, 1999 includes $7.3 million which is a currently payable expense, and $1.8 million which is a deferred tax benefit.

    The tax effects of temporary differences which give rise to deferred tax assets (liabilities) consist of the following at January 31, 1999 (dollars in thousands):

            Current:
                 Inventories                                $   2,800
                 Compensation related liabilities               1,100
                 Other items                                    3,400
                                                             --------
                   Net current deferred tax asset               7,300
                                                             --------

            Non-current:
                 Investment in Joint Ventures               $  (3,100)
                 Fixed and intangible assets                  (16,200)
                 Post-retirement health-care liability          1,300
                                                            ---------
                   Net non-current deferred tax liability   $ (18,000)
                                                            =========

11. LEASES

    The Company has operating leases with, in some instances, cost escalation and renewal privileges. Total rental expense under operating leases was approximately $1.7 million during the eleven-month period ended January 31, 1999. Future minimum rental payments under operating leases (for fiscal years ended the last day of February) are approximately: 2000 - $2.2 million; 2001 - $2.1 million; 2002 - $2.1 million; 2003 - $1.8 million; 2004 - $1.2 million; and 2005 and thereafter - $2.7 million.

                      PUROLATOR AUTOMOTIVE FILTER BUSINESS
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                JANUARY 31, 1999


12. PENSION AND RETIREMENT SAVINGS PLANS

    The Filter Business' U.S. employees participate in a defined-benefit pension plan which is funded and administered by Mark IV. Such plan provides retirement benefits based upon the employee's earnings and years of service. The plan is a part of Mark IV's Master Defined Benefit Plan, and the funded position and responsibility for benefit payments to retirees for service through February 26, 1999 remains with Mark IV and its related Master Defined Benefit Plan Trust. The service cost associated with the Filter Business' employees for the eleven-month period ended January 31, 1999 was approximately $1.2 million, and such amount has been recognized as an expense in the accompanying combined statement of income.

    The Filter Business' U.S. employees also participate in a defined contribution (401(k)) plan which is also administered by Mark IV. Mark IV's contribution match to the 401(k) plan was in the form of Mark IV common stock and the accompanying combined statement of income reflects an expense of approximately $2.5 million for such cost in the eleven-month period ended January 31, 1999. Once Arvin has established a Trust for the benefit of the Filter Business employees, all applicable funds held in Mark IV's Trust will be transferred over to Arvin's Trust.

13. POST-RETIREMENT BENEFITS

    The Filter Business currently provides health and life insurance benefits to a number of existing retirees from its U.S. operations. Contributions currently required to be paid by the retirees towards the cost of such plans are based upon the retirees years of service with PPC or its subsidiaries. The Filter Business also has a number of active employees who may receive such benefits upon their retirement.

    The following table sets forth the liability for the cost of these benefits included in the combined balance sheet at January 31, 1999 (dollars in thousands):

    Accumulated post-retirement benefit obligation (APBO):
      Active employees fully eligible for benefits                  $    400
      Active employees, not yet fully eligible for benefits            1,000
      Existing retirees                                                2,200
                                                                    --------

          Post-retirement benefit liability recognized
           in the combined balance sheet                              $3,600
                                                                    ========

    The Company's post-retirement benefit expense on the accrual method for the eleven-month period ended January 31, 1999 includes the following components (dollars in thousands):

      Service cost-benefits earned during the period                $    100
      Interest cost on the APBO                                          300
                                                                    --------
          Total expense                                             $    400
                                                                    ========

    The APBO was calculated using a discount rate of 7.0%, and assumes an initial health- care cost trend rate of approximately 7.0%, trending down ratably to an ultimate rate of 4.5%. A one-percentage-point increase in such trend rate would not have a significant effect on the Company's obligations or annual expense.

                      PUROLATOR AUTOMOTIVE FILTER BUSINESS
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                JANUARY 31, 1999


14. LEGAL AND ENVIRONMENTAL MATTERS

    The estate of Jerome Lemelson and related parties have alleged that Mark IV, including the Filter Business, has violated certain patents held by Lemelson. Costs sought include compensation for past violations and the requirement that Mark IV pay future royalties under one or more Lemelson patent. As a part of the sale transaction to Arvin, the ultimate liability for all such costs related to the operations of the Filter Business has been assumed by Arvin. At the present time, it is not practical to determine the range of financial exposures assumed by Arvin in that regard.

    The Filter Business is involved in various other legal and environmental matters. In the opinion of Mark IV management, the ultimate cost to resolve these matters will not have a material adverse effect on the Filter Business' financial position, results of operations or cash flows.

15. ANCILLARY AGREEMENTS AND COMMITMENTS

    A number of lease commitments and other service arrangements were provided to the Filter Business by Mark IV on an informal basis, with costs allocated on a pre-determined basis in an arms-length manner. As a part of the sale transaction between Mark IV and Arvin, a number of side agreements (Ancillary Agreements) were entered into in order to formalize such shared activities and/or commitments. These agreements were established on an arms-length basis, and provide for the following arrangements (dollars in thousands):

    >> Fayetteville Distribution Center - leased from Mark IV at an annual cost of approximately $1.3 million (plus operating costs), for a 10-year term, with renewal options.

    >> Tulsa (Warren Place) Administration Center - leased from Mark IV at an annual cost of approximately $500,000 (plus operating costs), through June 30, 2000.

    >> Other Lease Commitments - short-term lease arrangements to and from Mark IV, requiring net monthly payments to Mark IV of approximately $21,000.

    >> Distribution Agreements - administration and distribution services provided by Mark IV in Canada, Italy, Germany and Australia. The costs for such services include a fixed charge element of approximately $60,000 per month, plus a variable cost element based upon sales volume. Such services are expected to be provided on a month-to-month basis, for no more than one year.

    >> Supply Agreements - certain products will be provided to/from Mark IV for sale by the other party, for a two-year period of time. The agreements include specific pricing and payment terms, with provisions for increases in the event the manufacturing party incurs a certain level of cost increases. A continuation of such arrangements after the initial 2-year period would occur upon the mutual agreement of the parties.

                      PUROLATOR AUTOMOTIVE FILTER BUSINESS
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                JANUARY 31, 1999


    >> Other Transition Services - a number of agreements have been established to facilitate each party's ability to operate in the post-closing environment with the least amount of disruption, with the intention for each to be completely self-sufficient at the earliest possible date. Such agreements provide for the sharing of certain computer hardware and personal computer related equipment, transportation equipment, software programs and systems, information networks, communication lines, personnel and other items. The costs for all such services are assessed on a monthly basis, to the extent remaining in place, and are expected to result initially in a net payment to Mark IV of approximately $25,000 per month (plus certain directly allocated costs, such as long distance telephone services). It is anticipated that substantially all of such shared arrangements will be eliminated in less than one year.

    The accompanying combined statement of income for the eleven-month period ended January 31, 1999 reflects the cost of the above arrangements as if such formal agreements were in effect on March 1, 1998, the beginning of such period.

16. OTHER RELATED PARTY TRANSACTIONS

    Mark IV provides or coordinates treasury, tax, audit, legal, medical and risk insurance, and employee benefits administration services to the various operating locations of the Filter Business. Insurance, legal, audit and direct employee benefits-related costs are charged specifically to the Filter Business. An allocation of Mark IV's costs for tax, treasury and other administrative work performed is not made, as they are not believed to be significant. All inter-company accounts with Mark IV, and other affiliates outside of the Filter Business, have been included as a part of net assets.

    Bank indebtedness was established for the M-Filter business unit during the eleven-month period ended January 31, 1999. However, the substantial part of the Company's financing needs are established through inter-company borrowing arrangements with Mark IV or one of its affiliates outside of the Filter Business. No interest costs have been allocated to the Filter Business for any of its financing needs; therefore, the accompanying combined statement of income does not reflect any costs for interest during the eleven-month period ended January 31, 1999.

    During the eleven-month period ended January 31, 1999, the Filter Business was charged approximately $600,000 by a Mark IV affiliate for costs associated with the development of a new combination water pump and cooler product. Such amount has been expensed in the accompanying combined statement of income for such period, and included in the research and development cost line.

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement of Arvin Industries, Inc. on Form S-3 (File No. 333-78131) and in the Registration Statements on Form S-8 (File Nos. 333-76232, 333-76239, 333-35529, 333-35531, 333-27081, 333-16833,
33-50371, 33-21717, and 33-40438) of our report dated May 7, 1999, on our audit of the consolidated financial statements of the Purolator Automotive Filter Business as of January 31, 1999 and for the eleven months in the period then ended, which report is included in this Form 8-K.



PricewaterhouseCoopers, LLP



Rochester, New York
May 12, 1999

Item 7(b) Pro Forma Financial Information

The following unaudited pro forma combined financial information gives effect to the acquisition of Purolator Products ("Purolator") by the registrant in a transaction accounted for as a purchase. It is based on and should be read in conjunction with the audited financial statements and notes thereto appearing in the registrant's annual report on Form 10-K for the year ended January 3, 1999 and the financial statements of Purolator included elsewhere in this Form 8-K/A. The unaudited combined pro forma statement of financial condition gives effect to the acquisition of Purolator as if the acquisition had occurred on January 3, 1999. The unaudited combined pro forma statement of operations gives effect to the acquisition of Purolator as if the acquisition had occurred on December 29, 1997.

The unaudited pro forma adjustments are based upon available information, preliminary estimates of fair value, and certain assumptions that management believes are reasonable in the circumstances. The allocation of the purchase price, which was based on preliminary estimates of the fair value of assets and liabilities, may vary once the actual fair value of the assets and liabilities are determined. The unaudited pro forma combined financial information does not purport to represent what the registrant's financial position or results of operations would actually have been if the acquisition of Purolator had occurred on January 3, 1999 or December 29, 1997, nor to project the registrant's financial position or results of operations for any future date or period.



                             Arvin Industries, Inc.
         Pro Forma Combined Statement of Financial Condition (Unaudited)
         ---------------------------------------------------------------
                              As of January 3, 1999
                 (Dollars in millions, except per share amounts)

                                              Historical                    Pro forma
                                       -------------------------    --------------------------
                                                                    Acquisition
                                       Arvin (1)     Purolator      (2)Adjust.    (3)Combined
                                       ---------     ---------      ----------    -----------
Assets
Current Assets:
  Receivables, net of allowances      $   319.0    $     52.2       $        -     $    371.2
  Inventories                             151.3          53.6                -          204.9
  Other current assets                    210.7          11.6              9.4  (a)     235.4
                                                                           3.7  (e)
                                          -----           ---              ---          -----
    Total current assets                  681.0         117.4             13.1          811.5
                                          -----         -----              ---          -----
Non-Current Assets:
  Property, plant and equipment         1,289.8         126.7            (27.7) (b)   1,388.8
  Less: Accumulated depreciation         (704.0)        (27.7)            27.7  (b)    (704.0)
                                         ------         -----             ----         ------
    Net property, plant and equipment     585.8          99.0                -          684.8

  Goodwill, net                           170.2          84.3              5.2  (d)     259.7
  Other assets                            209.5          21.5                -          231.0
                                          -----          ----            -----          -----
    Total non-current assets              965.5         204.8              5.2        1,175.5
                                          -----         -----            -----        -------
                                      $ 1,646.5    $    322.2       $     18.3     $  1,987.0
                                      =========    ==========       ==========     ==========
Liabilities and Shareholders' Equity
Current Liabilities:
  Short-term debt                     $    10.1    $      6.3       $    125.0  (a)$    141.4
  Accounts payable                        337.9          18.3                -          356.2
  Other current liabilities               168.9           9.6              9.7  (e)     188.2
                                           ----          ----             ----           ----
    Total current liabilities             516.9          34.2            134.7          685.8
                                          -----          ----            -----          -----

Long-term debt                            307.7             -            150.0  (a)     457.7
Other long-term liabilities and
  minority interest                       258.2          21.6                -          279.8
Shareholders' Equity:
  Common stock                             68.8             -                -           68.8
  Capital in excess of par value          305.2             -                -          305.2
  Retained earnings                       334.3             -                -          334.3
  Net assets                                  -         266.4           (266.4) (c)         -
  Other shareholders' equity             (144.6)            -                -         (144.6)
                                         ------        ------           ------         ------
    Total shareholders' equity            563.7         266.4           (266.4)         563.7
                                          -----         -----           ------          -----
                                      $ 1,646.5    $    322.2    $        18.3     $  1,987.0
                                      =========    ==========    =============     ==========

(1) The historical statement of financial condition for Arvin is as of January 3, 1999."
(2) The historical statement of financial condition for Purolator is as of January 31, 1999 ."
(3) See Notes to Pro Forma Combined Financial Statements


                             Arvin Industries, Inc.
             Pro Forma Combined Statement of Operations (Unaudited)
             ------------------------------------------------------
                       For the Year Ended January 3, 1999
                (Dollars in millions, except per share amounts)


                                                Historical              Pro forma
                                         -----------------------  -----------------------
                                                                  Acquisition
                                         Arvin (1)  Purolator (2)  Adjust. (4)  Combined
                                         ---------  -------------  -----------  --------

Net Sales                                $ 2,498.7   $   342.4    $       -    $ 2,841.1
Costs and Expenses:
   Cost of goods sold (3)                  2,128.5       281.3            -      2,409.8
   Selling, operating general
     and administrative                      191.5        42.2            -        233.7
   Corporate general and administrative       24.3           -            -         24.3
   Interest expense                           35.8           -         17.9 (a)      53.7
   Other expense, net                          5.9         2.4            -          8.3
                                           -------       -----        -----      -------
                                           2,386.0       325.9         17.9      2,729.8
                                           -------       -----        -----      -------

Earnings Before Income Taxes                 112.7        16.5        (17.9)       111.3
   Income taxes                              (38.3)       (6.0)         6.9 (b)    (37.4)
   Minority interest in net income of
     consolidated subsidiaries                (1.1)          -            -         (1.1)
   Equity earnings of affiliates               5.1         1.5            -          6.6
                                         ---------   ---------    ---------    ---------

Net Earnings                             $    78.4   $    12.0    $   (11.0)   $    79.4
                                         =========   =========    =========    =========

Earnings per common share:
   Basic                                 $    3.29                             $    3.33
   Diluted                               $    3.23                             $    3.27

Average Common Shares Outstanding (000's)
   Basic                                    23,835                                23,835
   Diluted                                  24,249                                24,249

(1) The historical statement of operations for Arvin is for the fiscal year ended January 3, 1999.
(2) The historical statement of operations for Purolator is for the audited 11-month period ended
      January 31, 1999, plus the unaudited month of February 1998.
(3) Cost of goods sold for Purolator includes $7.4 million for repositioning charges - see Note 2 to financial statements for the 11-month period ended January 31, 1999 (Item 7a).
(4) See Notes to Pro Forma Combined Financial Statements

Notes to Pro Forma Combined Financial Statements


Note 1. The combined pro forma Statement of Financial Condition has been prepared to reflect the acquisition of Purolator by Arvin Industries, Inc. for the aggregate purchase price of approximately $272 million subject to final adjustment, which includes the assumption of $6 million in debt. Pro forma adjustments are made to reflect:

(a) The issuance of $150.0 million of 7 1/8 percent notes maturing in March 2009 and the borrowing of $125.0 million under a committed bank facility to fund the $266 million cash portion of the purchase price of Purolator and the resulting $9.4 million excess funds;

(b) The adjustment of Purolator property, plant, and equipment to estimated fair value, subject to completion of an independent appraisal;

(c) The elimination of net assets in the equity account of Purolator;

(d) The incremental excess of acquisition cost over the estimated fair value of net assets acquired (goodwill to be amortized over 40 years); and

(e) The $9.7 million liability estimated for exit costs as a result of severance cost and the closure of certain facilities, and the related $3.7 million estimated deferred tax benefit.


Note 2. The combined pro forma Statement of Operations gives effect to the following pro forma adjustments necessary to reflect the acquisitions outlined in Note 1 above:

(a) Annual interest charges on $150.0 million of 7 1/8 percent notes maturing in March 2009 and a $125.0 million bank facility, borrowed in connection with the acquisition. The interest rate on the $125 million bank facility is variable and 5.60% was assumed in the pro forma. A one-eighth of one-percent change in the interest rate on the $125 million facility would result in a change in interest expense of approximately .2 million; and

(b) Income tax adjustment to reflect the U.S. (federal and state) statutory effective tax rate of 38.5 percent.

                                   Signatures



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.







                                   Arvin Industries, Inc.



                                   ---------------------------------

                                   Richard A. Smith
                                   Vice President-Finance and
                                   Chief Financial Officer




Date:  May 11, 1999